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                              ADOBE SYSTEMS INCORPORATED

                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER COMMON SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)


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

                                                                  QUARTER ENDED
                                                            -------------------
                                                             MARCH 1    MARCH 3
                                                                1996       1995
                                                            --------   --------
Net income                                                  $33,663    $36,144
                                                            --------   --------
                                                            --------   --------


Primary shares outstanding:
 Weighted average shares
  outstanding during the
  period                                                     73,108     69,859
 Common stock equivalent
  shares                                                      3,286      3,029
                                                            --------   --------
                                                             76,394     72,888
                                                            --------   --------
                                                            --------   --------


Fully diluted shares outstanding:
 Weighted average shares
  outstanding during the
  period                                                     73,108     69,859
 Common stock equivalent
  shares                                                      3,286      3,478
                                                            --------   --------
                                                             76,394     73,337
                                                            --------   --------
                                                            --------   --------

Primary net income per
 common stock and
 common stock equivalent
 share                                                      $   .44    $   .50
                                                            --------   --------
                                                            --------   --------


Fully diluted net income per
 common stock and common
 stock equivalent share                                     $   .44    $   .49
                                                            --------   --------
                                                            --------   --------
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